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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 1996, with respect to the consolidated financial statements of Midland Resources, Inc. and subsidiary included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-58495) and the related proxy statement/prospectus of Vista Energy Resources, Inc. for the registration of 6,988,793 shares of its common stock.



/s/ Ernst & Young LLP
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Fort Worth, Texas

August 24, 1998